Exhibit 99.2

AMEREN CORPORATION (AEE)

CONSOLIDATED STATEMENT OF INCOME

(Unaudited, in millions, except per share amounts)

	Three Months Ended March 31,
	2015	2014

Operating Revenues:
Electric	$1,143	$1,106
Gas	413	488

Total operating revenues	1,556	1,594

Operating Expenses:
Fuel	206	204
Purchased power	139	114
Gas purchased for resale	236	304
Other operations and maintenance	401	418
Depreciation and amortization	193	181
Taxes other than income taxes	125	127

Total operating expenses	1,300	1,348

Operating Income	256	246

Other Income and Expenses:
Miscellaneous income	19	18
Miscellaneous expense	11	9

Total other income	8	9

Interest Charges	88	92

Income Before Income Taxes	176	163

Income Taxes	66	64

Income from Continuing Operations	110	99

Loss from Discontinued Operations, Net of Taxes	-	(1)

Net Income	110	98

Less: Net Income from Continuing Operations Attributable to Noncontrolling Interests	2	2

Net Income (Loss) Attributable to Ameren Corporation:

Continuing Operations	108	97

Discontinued Operations	-	(1)

Net Income Attributable to Ameren Corporation	$108	$96

Earnings per Common Share – Basic:

Continuing Operations	$0.45	$0.40
Discontinued Operations	-	-

Earnings per Common Share – Basic	$0.45	$0.40

Average Common Shares Outstanding – Basic	242.6	242.6

AMEREN CORPORATION (AEE)

CONSOLIDATED BALANCE SHEET

(Unaudited, in millions)

	March 31, 2015	December 31, 2014

ASSETS
Current Assets:
Cash and cash equivalents	$6	$5
Accounts receivable - trade (less allowance for doubtful accounts)	524	423
Unbilled revenue	212	265
Miscellaneous accounts and notes receivable	100	81
Materials and supplies	449	524
Current regulatory assets	265	295
Current accumulated deferred income taxes, net	331	352
Other current assets	91	86
Assets of discontinued operations	15	15

Total current assets	1,993	2,046

Property and Plant, Net	17,700	17,424
Investments and Other Assets:
Nuclear decommissioning trust fund	558	549
Goodwill	411	411
Regulatory assets	1,577	1,582
Other assets	645	664

Total investments and other assets	3,191	3,206

TOTAL ASSETS	$22,884	$22,676

LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$380	$120
Short-term debt	955	714
Accounts and wages payable	434	711
Taxes accrued	79	46
Interest accrued	94	85
Current regulatory liabilities	107	106
Other current liabilities	437	434
Liabilities of discontinued operations	34	33

Total current liabilities	2,520	2,249

Long-term Debt, Net	5,860	6,120
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	3,964	3,923
Accumulated deferred investment tax credits	65	64
Regulatory liabilities	1,897	1,850
Asset retirement obligations	500	396
Pension and other postretirement benefits	708	705
Other deferred credits and liabilities	524	514

Total deferred credits and other liabilities	7,658	7,452

Ameren Corporation Stockholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,600	5,617
Retained earnings	1,111	1,103
Accumulated other comprehensive loss	(9)	(9)

Total Ameren Corporation stockholders’ equity	6,704	6,713
Noncontrolling Interests	142	142

Total equity	6,846	6,855

TOTAL LIABILITIES AND EQUITY	$22,884	$22,676

AMEREN CORPORATION (AEE)

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in millions)

	Three Months Ended March 31,
	2015	2014

Cash Flows From Operating Activities:
Net income	$110	$98
Loss from discontinued operations, net of taxes	-	1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	195	176
Amortization of nuclear fuel	23	24
Amortization of debt issuance costs and premium/discounts	5	5
Deferred income taxes and investment tax credits, net	59	84
Allowance for equity funds used during construction	(5)	(7)
Stock-based compensation costs	8	9
Other	(11)	(1)
Changes in assets and liabilities	(87)	(150)

Net cash provided by operating activities - continuing operations	297	239
Net cash provided by operating activities - discontinued operations	1	-

Net cash provided by operating activities	298	239

Cash Flows From Investing Activities:
Capital expenditures	(417)	(442)
Nuclear fuel expenditures	(17)	(10)
Purchases of securities - nuclear decommissioning trust fund	(84)	(186)
Sales and maturities of securities - nuclear decommissioning trust fund	79	182
Proceeds from note receivable - Illinois Power Marketing Company	5	56
Contributions to note receivable - Illinois Power Marketing Company	(5)	(65)

Net cash used in investing activities - continuing operations	(439)	(465)
Net cash provided by investing activities - discontinued operations	-	152

Net cash used in investing activities	(439)	(313)

Cash Flows From Financing Activities:
Dividends on common stock	(99)	(97)
Dividends paid to noncontrolling interest holders	(2)	(2)
Short-term debt, net	241	332
Redemptions of long-term debt	-	(163)
Other	2	-

Net cash provided by financing activities - continuing operations	142	70
Net cash used in financing activities - discontinued operations	-	-

Net cash provided by financing activities	142	70

Net change in cash and cash equivalents	1	(4)
Cash and cash equivalents at beginning of year	5	30

Cash and cash equivalents at end of period	$6	$26